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                                                                     Exhibit 8.1

        [LETTERHEAD OF COOPERMAN LEVITT WINIKOFF LESTER & NEWMAN, P.C.]


                                    April 5, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

     We have been requested by Insight Midwest, L.P. ("Insight Midwest"), a Delaware limited partnership, and Insight Capital, Inc. ("Insight Capital" and together with Insight Midwest, the "Issuers"), a Delaware corporation, to furnish our opinion in connection with the registration statement (the "Registration Statement") on Form S-4, filed concurrently herewith, with respect to the registration of $200,000,000 principal amount of 9 3/4 % Senior Notes due 2009 of the Issuers (the "Exchange Notes") to be offered (the "Exchange Offer") in exchange for outstanding 9 3/4 % Senior Notes due 2009 (the "Original Notes").

     We have made such examination as we have deemed necessary for the purpose of this opinion. The discussion set forth in "Material Federal Tax Considerations" in the Registration Statement is our opinion.

     The foregoing opinion is based upon current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. We undertake no obligation to update this opinion in respect of any such changes.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                    Very truly yours,

                                    Cooperman Levitt Winikoff
                                        Lester & Newman, P.C.

                                    /s/  Walter P. Stasiuk
                                    --------------------------------------
                                    By: Walter P. Stasiuk
                                        A member of the firm